UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2006

FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware	77-0431154
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.15
EXHIBIT 10.16
EXHIBIT 10.17
EXHIBIT 10.18
EXHIBIT 10.19

Item 1.01. Entry into a Material Definitive Agreement.
     2006 Stock Incentive Plan
          At the Annual Meeting of Stockholders held on June 16, 2006, the stockholders of Foundry Networks, Inc. (the “Company”) approved the 2006 Stock Incentive Plan (the “2006 Plan”), which replaced the Company’s existing 1996 Stock Plan (no further grants will be made under the 1996 Stock Plan). Employees (including executive officers) and consultants of the Company, and any parent, subsidiary or affiliate of the Company, as well as non-employee directors of the Company are eligible to participate in the 2006 Plan.
          The 2006 Plan provides for the grant of stock options (both nonstatutory and incentive stock options), restricted stock, stock units and stock appreciation rights. Awards under the 2006 Plan will be evidenced by an agreement with the 2006 Plan participant. 26,000,000 shares of the Company’s common stock (“Shares”) are available for awards under the 2006 Plan. The number of Shares available for issuance under the 2006 Plan will be reduced by 1 Share for every 1 Share issued pursuant to a stock option or stock appreciation right and by 2.3 Shares for every 1 Share issued as restricted stock or pursuant to a restricted stock unit. Under the 2006 Plan no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 3,000,000 Shares; (ii) restricted stock and stock units covering in excess of 1,500,000 Shares in the aggregate; or (iii) stock appreciation rights covering more than 3,000,000 Shares.
          The Compensation Committee of the Company’s Board of Directors will administer the 2006 Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors will administer the 2006 Plan with respect to non-employee directors. The Compensation Committee or a separate committee of one or more directors of the Company appointed by the Board of Directors will administer the 2006 Plan with respect to all other persons and awards.
          The Board of Directors may amend the 2006 Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. The Board of Directors may terminate the 2006 Plan at any time and for any reason. The term of the 2006 Plan is approximately 3 and 1/2 years from the date of stockholder approval. The 2006 Plan is currently set to terminate on December 31, 2009 unless re-adopted or extended by the stockholders prior to or on such date.
          The foregoing description of the 2006 Plan is only a summary and is qualified in its entirety by reference to the 2006 Plan, which is filed as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
10.15	2006 Stock Incentive Plan

10.16	2006 Stock Incentive Plan-Form of Stock Grant Agreement

10.17	2006 Stock Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Agreement

10.18	2006 Stock Incentive Plan-Form of Stock Unit Agreement

10.19	2006 Stock Incentive Plan-Form of Stock Appreciation Right Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: June 22, 2006	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.15	2006 Stock Incentive Plan

10.16	2006 Stock Incentive Plan-Form of Stock Grant Agreement

10.17	2006 Stock Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Agreement

10.18	2006 Stock Incentive Plan-Form of Stock Unit Agreement

10.19	2006 Stock Incentive Plan-Form of Stock Appreciation Right Agreement